                                                                   Exhibit 10.13


                              SUBLEASE AGREEMENT

KNOW ALL MEN BY THESE PRESENTS:

     This AGREEMENT, made and executed by and between:

          TEMIC RF-TECHNOLOGIES (PHILS.), INC., a corporation duly organized and existing under Philippine laws, with principal office at 2nd Floor, TEMIC Building, Bagsakan Road, FTI Estate, Taguig, Metro Manila, duly represented in this act by its Chairman and President, Martin Hans Josef Englmeier, hereinafter referred to as the "SUBLESSOR".

                                    - and -

          NSF RF-TECHNOLOGIES CORPORATION, a Corporation duly organized and existing under Philippine laws, with principal office at Granville Industrial Complex, Barrio Bancal, Carmona, Cavite, duly represented in this act by its President, OTHMAR OBER, hereinafter referred to as the "SUBLESSEE",

                               WITNESSETH, THAT:

     The SUBLESSOR is the Lessee of floor space, consisting of an area of 570 square meters and other facilities (the "Leased Premises"), in the factory of MX Technology Corporation located at Granville Industrial Complex, Bo. Bancal, Carmona, Cavite;

     The SUBLESSOR as Lessee is allowed to sublease the Leased Premises to another Party;

     The SUBLESSEE is desirous of leasing, and the SUBLESSOR is willing to sublease, a portion of the Leased Premises consisting of an area of 170 square meters for production activities.

     NOW, THEREFORE, the SUBLESSOR lets and by these presents does hereby sublease unto the SUBLESSEE a portion of the Leased Premises aforesaid, and the SUBLESSEE accepts the same by way of lease, subject to the following terms and conditions:

     1. THE SUBLEASED PREMISES: The SUBLESSEE shall inform the SUBLESSOR, at the start of the sublease, which area of the Leased Premises shall comprise the 170 square meters to be rented to it. The sublease shall also include the following facilities and utilities: electricity; lighting; air conditioning; compressed air; emergency power; access to and use of canteen, comfort rooms, janitorial services, 24-hour security services, and one (1) telephone line.

     2. PERIOD: The sublease shall be co-terminus with the lease of the SUBLESSOR, or a term of at least six (6) months but not to exceed one (1) year.

     3. AMOUNT OF RENT: The SUBLESSEE shall pay the SUBLESSOR a monthly rental in the amount of Pesos Two Hundred Sixty per square meter (PHP 260.00/sq. m.), plus the ten percent (10%) value-added tax (VAT). The SUBLESSEE shall deduct from the basic monthly rental of PHP260.00/sq. m. an amount equivalent to the five percent (5%) withholding tax, and remit the same promptly to the Bureau of Internal Revenue.

     The SUBLESSOR shall submit to the SUBLESSEE a billing statement for the rental within the first week of each month for which the rent and other charges are due. The SUBLESSEE shall pay such monthly rental and charges within seven
(7) days from its receipt of the billing statement.

     4. PAYMENT OF LIGHT, POWER AND UTILITIES: The SUBLESSEE shall promptly pay its proportionate share of the charges for light, electric current, telephone and compressed air, as set forth in the "Contract of Lease" between the SUBLESSOR and MX Technology Corporation, copy of which is attached hereto and made an integral part hereof. The SUBLESSOR shall include such proportionate share of the charges in the monthly billing statement to the SUBLESSEE, which the latter agrees to accept as correct and accurate.

     5. USE OF PREMISES AND IMPROVEMENTS: The area leased by the SUBLESSEE shall be used for production and manufacturing purposes only, or other activities incidental or related thereto. The SUBLESSEE may introduce such improvements, machinery and equipment as may be necessary for its business activities, provided they do not interfere with the production activity of the SUBLESSOR or MX Technology Corporation.

     6. APPLICABILITY OF CONTRACT OF LEASE: In all other respects and matters not covered by this Agreement, the SUBLESSEE agrees to abide by the same terms and conditions contained in the "Contract of Lease" between the SUBLESSOR and MX Technology Corporation.

     IN WITNESS WHEREOF, the Parties hereto through their duly authorized representatives have set their hands, this 10th day of December 1998 at Makati, Metro Manila, Philippines.

TEMIC RF-TECHNOLOGIES                   NSF RF-TECHNOLOGIES CORP.
   (PHILS.), INC.

By: /s/ Martin H. J. Englmeier          By:  /s/ Othmar Ober

MARTIN HANS JOSEF ENGLMEIER                     OTHMAR OBER


                          Signed in the presence of:

        /s/_________________________                 /s/ ___________________

                                ACKNOWLEDGMENT
                                --------------


REPUBLIC OF THE PHILIPPINES )
MAKATI, METRO MANILA        ) S.S.

          BEFORE ME personally appeared:



                                          Passport/
           Name                           Comm. Tax Cert. No.        Date/Place Issued
           ----                           -------------------        -----------------
Temic RF-Technologies (Phils.), Inc.      8136039848                 2/01/98; Lenting, Germany
By:
Martin Hans Josef Englmeier
NSF RF-Technologies Corporation           12809809                   3/30/98; Manila, Philippines
By:
Othmar Ober

known to me to be the same persons who executed the foregoing "Sublease Agreement", consisting of three (3) pages including the page on which this acknowledgment appears, signed by the Parties through their duly authorized representatives and their witnesses, the Parties acknowledging to me that the same is of their own free and voluntary act and deed.

     WITNESS MY HAND AND SEAL, this 10th day of December 1998 at Makati, Metro Manila.


                                         /s/ Alfredo Z. Pio De Roda, III
Doc. No. 116;                            ALFREDO Z. PIO DE RODA, III
Page No. 25;                                        Notary Public
Book No. X;                                     Until December 31, 1999
Series of 1998.                                 PTR No. 1232414
                                                Issued at Makati, M.M.
                                                Issued on January 2, 1998